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                                  Exhibit 5.1
                                  -----------

                                 July __, 1998


C.D. Smith Healthcare, Inc.
3907 S. 48th Terrace
P.O. Box 789
St. Joseph, MO 64503

Ladies and Gentlemen:

     We refer to the Registration Statement of C. D. Healthcare, Inc. (the "Company") on Form S-1 thereto (as amended, the "Registration Statement") filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 4,750,000 shares (5,462,500 if the overallotment option is exercised) of the Company's common stock, par value $0.01 per share (the "Common Stock"), of which 3,500,000 shares of Common Stock are to be sold by the Company (4,212,500 if the overallotment option is exercised) and 1,250,000 shares of Common Stock are to be sold by certain selling stockholders of the Company identified in the Registration Statement (the "Selling Stockholders").

     We are familiar with the proceedings to date with respect to such proposed sale and have examined such records, documents and matters of law and satisfied ourselves as to such matters of fact as we have considered relevant for the purposes of this opinion.

     We are of the opinion that when the shares of Common Stock have been issued and sold by the Company as contemplated by the Registration Statement, they will constitute legally issued, fully paid and non-assessable shares of the Company. We are further of the opinion that when the shares of Common Stock are to be sold by the Selling Stockholders as contemplated by the Registration Statement, at the time of sale they will be legally issued, fully paid and non-assessable shares by the Company.

     We hereby consent to the reference to us under the heading "Legal Matters" in the prospectus constituting a part of the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement.


                                       Very truly yours,



                                       BLACKWELL SANDERS PEPER MARTIN LLP